           As filed with the Securities and Exchange Commission on July 14, 1997
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             _____________________

                               PINKERTON'S, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                             _____________________

        DELAWARE                                                13-5318100
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                             _____________________
                            15910 Ventura Boulevard
                                   Suite 900
                           Encino, California  91436
                                 (818) 380-8800
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         _____________________________
                           1995 PINKERTON PERFORMANCE
                           AND EQUITY INCENTIVE PLAN
                              (Full Title of Plan)
                          ___________________________
                            C. Michael Carter, Esq.
                           Executive Vice President,
                    General Counsel and Corporate Secretary
                               PINKERTON'S, INC.
                       15910 Ventura Boulevard, Suite 900
                            Encino, California 91436
                                 (818) 380-8800
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                           _________________________
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                         Proposed Maximum      Proposed Maximum
 Title of Securities     Amount to be     Offering Price      Aggregate Offering        Amount of
 to be Registered         Registered         per Share             Price             Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock (1)           350,000 (2)         $30.81(3)           $10,783,500(3)       $3,268
---------------------------------------------------------------------------------------------------------

(1) Each share of Common Stock includes one Preferred Stock Purchase Right (a "Right"). As of the date hereof, the Rights have no value and are attached to the Common Stock and not separable. See Registrant's Registration Statement on Form 8-A filed July 19, 1991. The Rights are also registered hereby.
(2) The additional shares of Common Stock, with attached Rights, that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of Pinkerton, including, among other things, stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or reorganizations are also being registered.
(3) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on July 7, 1997.

================================================================================

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

     This Registration Statement is filed in order to register additional securities relating to an employee benefit plan for which a registration statement has previously been filed. The contents of Registration Statement on Form S-8, Commission File No. 33-93902, filed June 22, 1995, are by this reference incorporated in and made a part of this Registration Statement.

  EXHIBITS.

  The Exhibit Index appears on page II-4.

                                 SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on this 10th day of July, 1997.

                                       PINKERTON'S, INC.


                                       BY: /s/ C. MICHAEL CARTER
                                          ----------------------------
                                               C. Michael Carter
                                       ITS: Executive Vice President,
                                            General Counsel and
                                            Corporate Secretary


                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Denis R. Brown, C. Michael Carter and James P. McCloskey and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


   SIGNATURE                         TITLE                                   DATE
   ---------                         -----                                   ----
/s/ DENIS R. BROWN             President and Chief Executive Officer   July 10, 1997
--------------------------     (Principal Executive Officer)
     Denis R. Brown


/s/ JAMES P. MCCLOSKEY         Executive Vice President and            July 10, 1997
--------------------------     Chief Financial Officer
    James P. McCloskey         (Principal Financial Officer)


/s/ STEVEN A. LINDSEY          Vice President and Controller           July 10, 1997
--------------------------     (Principal Accounting Officer)
    Steven A. Lindsey

                               Director
--------------------------
   Peter H. Dailey



/s/ JOHN A. GAVIN              Director                                July 10, 1997
--------------------------
    John A. Gavin


/s/ JAMES R. MELLOR            Director                                July 10, 1997
--------------------------
    James R. Mellor


/s/ GERALD D. MURPHY           Director                                July 10, 1997
--------------------------
    Gerald D. Murphy

                               Director
--------------------------
    J. Kevin Murphy

                               Director
--------------------------
    Robert M. Smith

/s/ THOMAS W. WATHEN           Director                                July 10, 1997
--------------------------
    Thomas W. Wathen


/s/ WILLIAM H. WEBSTER         Director                                July 10, 1997
--------------------------
    William H. Webster

                               INDEX TO EXHIBITS

                                                                                                  Sequentially
        Exhibit Number                         Description                                        Numbered Page
        --------------                          -----------                                        -------------
            5.1                 Opinion of C. Michael Carter, Esq.

            23.1                Consent of KPMG Peat Marwick LLP, Independent Auditors.

            23.2                Consent of C. Michael Carter, Esq. (included in Exhibit 5.1).

            24.1                Power of Attorney (included on Signature Pages).